UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2008

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

IHOP Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On June 2, 2008, IHOP Corp. (the “Company”) changed its corporate name to “DineEquity, Inc.”  Pursuant to Section 253 of the General Corporation Law of the State of Delaware, the name change was effected through the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which a wholly owned subsidiary of the Company was merged with and into the Company.  The Company is the surviving corporation in the merger.

The Certificate of Ownership and Merger, a copy of which is included in Exhibit 3.1 and incorporated herein by reference, amends Article FIRST of the Company’s Restated Certificate of Incorporation to change the Company’s name to DineEquity, Inc.  The amendment became effective on June 2, 2008.

Immediately following the merger, the Company’s Amended Bylaws were amended to reflect the name change.  A copy of the Amended Bylaws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

The Company’s common stock began trading on the New York Stock Exchange under the symbol “DIN” on June 2, 2008, and has been assigned the CUSIP number 254423 106.  Holders of common stock are not required to exchange currently outstanding stock certificates for new stock certificates.

ITEM 8.01             OTHER EVENTS

On May 28, 208, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the name change.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)                           Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation

3.2	Amended Bylaws, effective June 2, 2008

99.1	Press release, dated May 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008	DINEEQUITY, INC.

	By:	/s/ Mark D. Weisberger
Name: Mark D. Weisberger
Title: Vice President, Legal and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation

3.2	Amended Bylaws, effective June 2, 2008

99.1	Press release, dated May 28, 2008